EXHIBIT 99.1

Edge Petroleum Updates Third Quarter Operations and Future Plans

HOUSTON, Oct. 15, 2008 (GLOBE NEWSWIRE) -- Edge Petroleum Corporation (Nasdaq:EPEX) (Nasdaq:EPEXP) reported today that it logged a total of five wells in the third quarter 2008. Three additional wells have been logged since the end of the third quarter bringing the total wells drilled year-to-date to 23 with an apparent success rate of 91%. This well count includes the Chapman Ranch #19 well, spud in the first quarter, which was temporarily abandoned after experiencing an underground flow before reaching the planned total depth. One well is preparing to spud in south Texas and another is drilling in southeast New Mexico. Five wells are currently being completed. Edge continues to operate at a reduced capital expenditure level; however, current expectations for the fourth quarter are to drill an additional four to seven wells for a total of 27 to 30 wells for the full year.

The drilling program this quarter has been focused primarily in south Texas at the Edge operated Flores/Bloomberg field as well as in southeast New Mexico. Estimated production for the third quarter is 4.0 Bcfe or an average daily rate of approximately 43.5 MMcfe, including the effects of Hurricane Ike which resulted in an average curtailment of approximately 1.1 MMcfe per day during September. Pipeline shut-ins and power outages were the primary cause of this curtailment with no significant damage to any of Edge's facilities. Estimated production for the first three quarters of 2008 is 13.7 Bcfe or an average daily rate of approximately 50 MMcfe. 2008 full year production is expected to average 47 to 49 MMcfe per day. As previously reported, Edge sold properties late in the first quarter with average daily production of 2 MMcfe per day.

Three of the five wells logged in the third quarter are located in the Flores/Bloomberg field in south Texas. Completion operations are ongoing on three wells in the field, the Samano East GU #1 (Edge operated, W.I. 31.2%, NRI 22.4%), the Bloomberg #73 well (Edge operated, W.I. 48.1%, NRI 42.9%), and the Bloomberg #68 well (Edge operated, W.I. 32.5%, NRI 29.5%). The Samano East GU #1 is currently producing 2.3 MMcfe per day from a two stage completion performed on two Vicksburg sands. The Bloomberg #73 well is producing 1.3 MMcfe per day from two Vicksburg sands. One additional pay sand remains behind pipe and provides a future recompletion opportunity in this well. Completion operations have just begun on the Bloomberg #68 well which has five apparent logged pay sands in the Vicksburg. The first of these sands has been completed and is flowing to sales at a rate of 4.3 MMcfe per day. Current plans are to complete and commingle two additional sands in this well.

The Bloomberg #65 (Edge operated, W.I. 32.5%, NRI 29.5%), a 10,200 foot test has reached total depth and found a significant portion of the main objective section faulted out. This well has been temporarily abandoned and may be sidetracked in the future pending results from a planned offset development well location. The Flores/Bloomberg project is a large, complexly faulted field which produces from 12 different horizons with two to three sands typically found productive in any given well. We are continuing to identify additional drilling and recompletion opportunities, and expect to maintain an active drilling program through 2008 and into 2009.

Also in south Texas, hazard surveying and line clearing are underway on the El Sauz 3-D seismic project. With its 50% working interest, Edge is operating the 3-D seismic acquisition program which covers approximately 120 square miles, and is currently scheduled to be completed early in 2009.

In southeast New Mexico, Edge logged two wells during the third quarter, the South Lovington 25 #1 (Edge operated, W.I. 56%, NRI 43.7%), and the SE Lusk 27 #1 (Edge operated, W.I. 33.3%, NRI 25%). The South Lovington 25 #1 has been completed flowing 360 Bo per day and 0.6 MMcf per day from the Strawn section and has two additional apparent pay zones behind pipe. The well is currently shut-in waiting on a pipeline which is expected to be completed in three to four weeks. Completion operations are just beginning on the SE Lusk 27 #1 well in the first of seven apparent logged pay intervals in the well. Two additional wells in southeast New Mexico were drilling at the end of the third quarter, the non-operated Sivley 19 #1 deepening (Edge W.I. 6%, NRI 4.5%), which has since been logged as an apparent success and will begin completion operations soon, and the non-operated High Lonesome 26 #1H (Edge W.I. 6.3%, NRI 4.7%), also an apparent success. Completion operations will also begin soon on the High Lonesome 26 #1H well, a horizontal well with a lateral section of approximately 3,300 feet targeting the Wolfcamp interval at a depth of about 7,300 feet. Edge's current leasehold position is about 9,450 gross (3,800 net) acres in this emerging Wolfcamp play in southeast New Mexico. One additional well, the Bradley 31 #2, a low interest, non-operated well, is also currently drilling in southeast New Mexico.

In the Fayetteville/Moorefield Shale play in Arkansas, we plan to participate with our partners in the drilling of at least two to three wells early in 2009. The proposed locations are near recently completed wells with initial rates in excess of 2 MMcfe per day. In addition, we continue to seek a permit from the Arkansas Oil & Gas Commission to re-inject produced water into an existing well. Once granted, we plan to bring three shut in wells with working interests from 80% to 100% back online. These wells, which tested at very favorable initial gas rates remain shut-in due to excessive water production from an underlying water-bearing formation.

In Mississippi, we have completed our reprocessing work on the 72 square mile 3-D seismic data set over the Midway Dome Field. This effort has significantly improved our image of the subsurface in this geologically complex area. Interpretation of this data is underway to refine prospective 2009 drilling opportunities in both the shallow Tuscaloosa and Paluxy intervals, as well as the deep upper and lower Hosston intervals. Edge is the operator and has a 75% working interest in this project.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols "EPEX" and "EPEXP," respectively.

The Edge Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3537

Statements regarding production volumes, drilling activity, shut-in production, full year production, capital programs, future growth, production rates, seismic program (including timing), working interest levels, upside potential, regulatory approvals, and other statements that are not historical facts, contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include whether the proposed merger with Chaparral is consummated, failure to receive the approval of Edge's stockholders and regulatory agencies, the failure to satisfy the conditions to the closing of the merger, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, increased costs and delays attributable to oilfield services and equipment, government regulation, effects and risks of acquisitions, the ability of the Company to meet its stated business goals, actions by third parties, market conditions, future financial and other results, and other factors detailed in Risk Factors and other sections of the Company's most recent Form 10-K and other filings with the SEC.

CONTACT:  Edge Petroleum Corporation
          John O. Tugwell, Chief Operating Officer
          (713) 654-8960